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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Asset Builder Program, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement No. 33-53887 of our report dated March 19, 1999 appearing in the annual report to shareholders of Merrill Lynch Asset
Builder Program, Inc. for the year ended January 31, 1999, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
May 26, 1999